UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2009

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 10, 2009, the Board of Directors of the Federal Home Loan Bank of New York (the "Bank") voted to terminate the following benefits of the Bank effective on November 10, 2009 and to distribute all the associated account balances to the beneficiaries of such benefits in a lump sum payment on November 12, 2010 in accordance with the benefit plans involved and Section 409A of the Internal Revenue Code of 1986, as amended and the regulations thereunder (the "Code"): (a) the Thrift Plan Component of the Benefit Equalization Plan, (b) the Nonqualified Deferred Compensation Plan and (c) the Nonqualified Profit Sharing Plan.

The Thrift Plan Component of the Benefit Equalization Plan provided that Bank employees at the rank of Vice President and above who exceeded income limitations established by the IRS for three out of five consecutive years and who were also approved for inclusion by the Bank’s Nonqualified Plan Committee could elect to participate. Also referred to as the Nonqualified Defined Contribution Portion of the Benefit Equalization Plan, the Thrift Plan Component ensured, among other things, that participants whose benefits under the Pentegra Qualified Defined Contribution Plan for Financial Institutions would otherwise be restricted under certain provisions of the Code would be able to make elective pre-tax deferrals and receive the same Bank match relating to such deferrals as would have been received under the qualified plan.

The Nonqualified Deferred Compensation Plan generally covered the Bank’s board of directors and employees at a rank of Assistant Vice President and higher and enabled those employees to defer the present taxation of compensation to a date in the future.

The Nonqualified Profit Sharing Plan was designed to address the compensation inequities that affected a group of highly compensated Bank employees who were not age 60 or older with 5 years of service on December 31, 2007 and generally credited plan participants with 8% of salary (defined as base pay plus any award under the Bank’s Short-Term Incentive Compensation Plan), conditioned on the Bank achieving its threshold targets for certain Bank-wide performance goals used in the Bank’s Short-Term Incentive Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

November 17, 2009	By:	Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer